SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 19, 2008

ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip code)

(212) 576-4000
(Registrant's telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           1.           On March 19, 2008, Marvel Entertainment, Inc. (“Marvel”) amended its employment agreement with Alan Fine to provide that the agreement’s expiration date is March 31, 2010.  A copy of the amendment is attached hereto as Exhibit 10.1

2.           On March 21, 2008, Marvel entered into an amended and restated employment agreement with John Turitzin.  Mr. Turitzin is an executive officer of Marvel who has served since 2006 as Executive Vice President, Office of the Chief Executive and since 2004 as Executive Vice President and General Counsel.  The agreement runs through March 31, 2010.  A copy of the agreement is attached hereto as Exhibit 10.2.

Mr. Turitzin’s agreement provides for an annual salary of $612,000 (of which $12,000 is not subject to raises, bonuses or severance pay) and an annual opportunity for a discretionary cash bonus with a target amount of 50% of salary received.  Mr. Turitzin’s duties are to be performed at Marvel’s principal executive office in New York City.  The agreement provides, in the event of a not-for-cause termination (actual or constructive), for Mr. Turitzin to receive payments of salary, and continued vesting of equity and cash awards made under Marvel’s stock and cash incentive plans, until the earlier of the six-month anniversary of the termination or the date on which Mr. Turitzin begins employment with another entity or self-employment.  If the termination occurs within twelve months after a change in control, Mr. Turitzin will instead be entitled to a lump-sum payment equal to two times the sum of his salary and the average of his two most recent annual cash bonuses, and Mr. Turitzin’s vesting as described above will continue for twelve months unless vested sooner pursuant to the award.  The agreement contains standard provisions concerning confidentiality, non-competition and non-solicitation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment No. 2, dated March 19, 2008, to Employment Agreement between Marvel and Alan Fine.

	10.2	Amended and Restated Employment Agreement, dated March 21, 2008, between Marvel and John Turitzin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin
Name:	John Turitzin
Title:	Executive Vice President and General Counsel

Date: March 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated March 19, 2008, to Employment Agreement between Marvel and Alan Fine.

10.2	Amended and Restated Employment Agreement, dated March 21, 2008, between Marvel and John Turitzin.